BASE SALARIES OF EXECUTIVE OFFICERS

As of December 22, 2009, the following are the base salaries (on an annual basis) of the executive officers of Hovnanian Enterprises, Inc.:

Ara K. Hovnanian Chief Executive Officer, President, Chairman of the Board Director of the Company	$1,092,606
Paul W. Buchanan Senior Vice President – Chief Accounting Officer	$287,000
Peter S. Reinhart Senior Vice President and General Counsel	$307,500
J. Larry Sorsby Executive Vice President, Chief Financial Officer and Director of the Company	$500,000
David G. Valiaveedan Vice President – Finance	$270,000